EXHIBIT 99.2

                               SVI SOLUTIONS, IN.

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES/OXLEY ACT OF 2002



         In connection with the Annual Report of SVI Solutions, Inc. (the "Company") on Form 10-K for the year ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Barry M. Schechter, Chairman of the Board of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        By:  /s/ BARRY M. SCHECHTER
                                             -----------------------------------
                                             Barry M. Schechter
                                             Chairman of the Board
                                             (Principal Financial and Accounting
                                              Officer)

Date: June 26, 2003